UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 10, 2024

Date of Report (Date of earliest event reported)

Muncy Columbia Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	000-19028	23-2254643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

232 East Street

Bloomsburg, PA 17815

(Address of principal executive offices)

570-784-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) (i) On December 10, 2024, Muncy Columbia Financial Corporation (the “Company”), and its wholly-owned subsidiary, Journey Bank (the “Bank”), entered into a First Amendment to Amended and Restated Employment Agreement dated December 10, 2024 (the “Amendment”) with Lance O. Diehl, President and Chief Executive Officer of the Company and the Bank. The Amendment was approved by the boards of directors of the Company and the Bank on December 10, 2024.

The Amendment eliminated from Section 2 of Mr. Diehl’s Amended and Restated Employment Agreement dated February 13, 2024 (the “Agreement”) clause (a) of the proviso providing Mr. Diehl with the opportunity to fulfill his duties and responsibilities on a part time basis of (i) four days (or 32 hours) per week beginning on February 13, 2025, and (ii) three days (or 24 hours) per week beginning February 13, 2026. The Amendment also eliminated from Section 4(a) of the Agreement language providing for reductions in Mr. Diehl’s Annual Base Salary to eighty-five percent (85%) of his Annual Base Salary on February 13, 2025 and to seventy percent (70%) of his annualized rate of Annual Base Salary on February 13, 2026, which language was intended to conform to the fulfillment of Mr. Diehl's duties and responsibilities on a part time basis.

A copy of the Amendment is attached to this report as Exhibit 10.1 and incorporated herein by reference.

(ii) On December 10, 2024, the Bank and Mr. Diehl entered into a Third Amendment (the “Third Amendment”) to his Supplemental Executive Retirement Agreement dated April 15, 2003 (the “SERP”). The principal purpose of the Third Amendment is to amend and extend the commencement date for payment of the benefit under the SERP from the first day of the month following Mr. Diehl reaching the normal retirement age under the SERP of 60 years to the month following Mr. Diehl reaching the age of 65 years (provided that if Mr. Diehl would terminate his employment within 12 months following his execution of the Third Amendment, payments will commence at age 60 and the amended payment commencement date would not apply).

In connection with the amendment of the payment commencement date, if Mr. Diehl continues in the Bank’s employ after reaching the normal retirement age under the SERP of 60 years, the $90,000 annual benefit under the SERP has been amended to increase at an annual rate of 3.50% until the earlier of Mr. Diehl’s termination of employment or his reaching age 65, in which case the annual benefit will be $106,892.

The change in control benefit of $90,000 under the SERP has been amended so that the change in control benefit applies only if the change in control occurs before Mr. Diehl’s normal retirement age under the SERP of 60 years.

The death before normal retirement age benefit of $640,000 under the SERP has been amended such that the amount of the benefit payable to his beneficiary if Mr. Diehl would die prior to termination of employment, change in control and reaching age 65, will be an amount ranging from $940,638 to $1,179,643, as specified in the Third Amendment, depending on his age at the time of death.

The Third Amendment was approved by the board of directors of the Bank on December 10, 2024. A copy of the Third Amendment is attached to this report as Exhibit 10.2 and incorporated herein by reference.

(iii) On December 10, 2024, the boards of directors of the Company and the Bank approved increases in the annual base salaries of Mr. Diehl and Robert J. Glunk, Executive Chairman of the Company and the Bank, of four percent (4%) from $390,000 to $405,600 beginning January 1, 2025, and cash bonuses for 2024 of $100,000.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Amended and Restated Employment Agreement dated December 10, 2024 between Muncy Columbia Financial Corporation, Journey Bank and Lance O. Diehl
10.2	Third Amendment to Supplemental Executive Retirement Agreement dated April 15, 2003 for Lance O. Diehl dated December 10, 2024 between Journey Bank and Lance O. Diehl
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 12, 2024	Muncy Columbia Financial Corporation

	By:	/s/ Joseph K. O’Neill, Jr
	Name:	Joseph K. O’Neill, Jr.
	Title:	Executive Vice President and Chief Financial Officer